================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                               ------------------

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                               ------------------

       Date of Report (Date of earliest event reported): December 7, 1998

                               -------------------

                              MODERN CONTROLS, INC.
             (Exact name of registrant as specified in its charter)

         Minnesota                   0-09273                  41-0903312
  (State of or other juris-        (Commission             (I.R.S. Employer
  diction of incorporation)        File Number)           Identification No.)



                   7500 Boone Avenue N, Minneapolis, MN 55428
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (612) 493-6370

================================================================================

Item 2.  Acquisition or Disposition of Assets.

         On December 7, 1998, Modern Controls, Inc. (the "Company"), through its wholly-owned subsidiary, MOCON Acquisition Corporation, a Minnesota corporation ("MOCON Acquisition Sub"), acquired all of the issued and outstanding shares of capital stock of Lab Connections, Inc., a Massachusetts corporation ("LCI") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of November 20, 1998. As a result of the merger, LCI was merged with and into MOCON Acquisition Sub and thereby became a wholly-owned subsidiary of the Company.

         The total consideration paid by MOCON Acquisition Sub in connection with the merger was approximately 175,000 shares of common stock of the Company (the "Stock Consideration") and $1,071,875 in cash (the "Cash Consideration"). At the effective time of the merger (the "Effective Time") each share of Series A Convertible Participating Preferred Stock of LCI issued and outstanding immediately prior to the Effective Time was converted into the right to receive a pro rata portion of $856,924.92 of the Cash Consideration; and each share of common stock of LCI issued and outstanding immediately prior to the Effective Time was converted into the right to receive a pro rata portion of $214,950.08 of the Cash Consideration and a pro rata portion of the Stock Consideration. Pursuant to the terms of the Merger Agreement, a portion of both the Cash Consideration and the Stock Consideration is being held in escrow for a specified period of time after the merger in order to satisfy, if necessary, certain post-closing adjustments and indemnification obligations of the LCI shareholders. The Cash Consideration was provided by the Company from available cash on hand. The shares comprising the Stock Consideration are restricted shares that were issued by the Company pursuant to an exemption from registration under the Securities Act of 1933, as amended.

         Following the merger, MOCON Acquisition Sub changed its name to Lab Connections, Inc. The Company currently intends to continue operating Lab Connections, Inc., based in Marlborough, Massachussetts, as a wholly-owned subsidiary of the Company engaged in the business of manufacturing and selling specialty analytical instruments for identifying the composition and configuration of complex mixtures.

         Additional information regarding the Merger is contained in the Merger Agreement, which is an exhibit to this report and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

         a.       Financial Statements of Business Acquired.

                  Not applicable.

         b.       Pro Forma Financial Information.

                  Not applicable.

         c.       Exhibits.

         2.1      Agreement and Plan of Merger, dated November 20, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         MODERN CONTROLS, INC.

Dated: December 21, 1998                 By: /s/ Ronald A. Meyer
                                             -----------------------------------
                                             Ronald A. Meyer
                                             Vice President and Treasurer

                                INDEX TO EXHIBITS

Item                                                            Method of Filing
----                                                            ----------------

2.1    Agreement and Plan of Merger, dated November 20, 1998.   Filed
                                                                electronically
                                                                herewith.